SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2015

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35664 (Commission File Number)	35-2382255 (IRS Employer Identification Number)

2481 Manana Drive

Dallas TX 75220

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of the Registrant was held on June 11, 2015. Matters voted upon by shareholders at that meeting were:

Proposal 1

Each of the registrant’s nominees was elected a director to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified.

Name	Number of Shares Voted
	For	Withheld	Broker Non-Vote
J. Taylor Crandall	32,799,706	4,813,831	1,188,308
Michael J. Griffith	37,502,228	111,309	1,188,308
Jonathan S. Halkyard	37,502,399	111,138	1,188,308
David A. Jones	31,858,403	5,755,134	1,188,308
Stephen M. King	32,803,441	4,810,096	1,188,308
Alan J. Lacy	37,073,176	540,361	1,188,308
Kevin M. Mailender	32,124,858	5,488,679	1,188,308
Patricia H. Mueller	37,538,923	74,614	1,188,308
Kevin M. Sheehan	37,491,585	121,952	1,188,308
Tyler J. Wolfram	31,431,978	6,181,559	1,188,308

Proposal 2

The proposal to ratify the appointment of KPMG LLP as Independent Registered Public Accounting Firm for the year ending January 31, 2016, received the following votes:

For	Against	Abstain	Broker Non-Vote
38,606,376	8,992	186,477	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: September 2, 2015	By:	/s/ Jay L. Tobin
Jay L. Tobin
Senior Vice President, General Counsel
and Secretary